                                                                   EXHIBIT 23.1

                   Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-29481) of Javelin Systems, Inc. of our report dated August 25, 1998 appearing on page F-2 of this Annual Report on Form 10-KSB.



PricewaterhouseCoopers LLP

Costa Mesa, California
September 21, 1998